As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIVATEBANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3681151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 S. LaSalle Street, Suite 400

Chicago, Illinois 60603

(Address, including zip code of registrant’s principal executive office)

PRIVATEBANCORP, INC. 2011 INCENTIVE COMPENSATION PLAN,

PRIVATEBANCORP, INC. 2007 LONG-TERM INCENTIVE COMPENSATION PLAN,

PRIVATEBANCORP, INC. STRATEGIC LONG-TERM INCENTIVE COMPENSATION PLAN,

PRIVATEBANCORP, INC. INCENTIVE COMPENSATION PLAN,

PRIVATEBANCORP, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

AND

PRIVATEBANCORP, INC. DEFERRED COMPENSATION PLAN

(Full title of the plans)

Jennifer R. Evans, Esq.

General Counsel

PrivateBancorp, Inc.

120 S. LaSalle Street, Suite 400

Chicago, Illinois 60603

(312) 564-2000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, no par value(1)	4,680,765	$14.36	$67,215,785	$7,804
Deferred Compensation Obligations(3)	$10,000,000	100%	$10,000,000(4)	$1,161

(1)	Shares of Common Stock, no par value per share, of PrivateBancorp, Inc. (the “Registrant”) to be offered from time to time pursuant to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan, of which 2,500,000 shares are new shares being registered and, as of June 9, 2011, 2,180,765 shares were previously registered by the Registrant by a Registration Statement on Form S-8 (File No. 333-151178), filed by the Registrant on May 23, 2008, for offer pursuant to the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, together with an indeterminate number of shares that may become available for re-issuance or that may be necessary to adjust the number of shares offered as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a). Pursuant to Rule 429(b), the prospectus that comprises a portion of this Registration Statement also relates to shares previously registered pursuant to the following Registration Statements on Form S-8: File No. 333-151178, filed by the Registrant on May 23, 2008; File No. 333-147451, filed by the Registrant on November 16, 2007; File No. 333-124427, filed by the Registrant on April 28, 2005; and File No. 333-104807, filed by the Registrant on April 29, 2003. A registration fee was already paid with respect to shares registered in these filings.
(2)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock on the NASDAQ Global Select Market on June 9, 2011.
(3)	The Deferred Compensation Obligations are unsecured obligations of PrivateBancorp, Inc. to pay deferred compensation in the future in accordance with the terms of the PrivateBancorp, Inc. Deferred Compensation Plan.
(4)	Estimated solely for the purpose of determining the registration fee.

EXPLANATORY NOTE

This Registration Statement relates to the registration of 4,680,765 shares of Common Stock, no par value per share, of PrivateBancorp, Inc. (the “Registrant”), to be offered from time to time pursuant to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan, of which 2,500,000 shares are new shares being registered and, as of June 10, 2011, 2,180,765 shares were previously registered under a Registration Statement on Form S-8 (File No. 333-151178), filed by the Registrant on May 23, 2008, for offer and sale pursuant to the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan.

The prospectus that comprises a portion of this Registration Statement relates to the offer and sale of shares being registered hereby and shares previously registered on the Registration Statements on Form S-8 set forth below. Pursuant to Rule 429(b), this Registration Statement shall act, upon effectiveness, as a post-effective amendment to the following Registration Statements:

•	Form S-8 Registration Statement (File No. 333-151178) filed by the Registration on May 23, 2008;

•	Form S-8 Registration Statement (File No. 333-147451) filed by the Registrant on November 16, 2007;

•	Form S-8 Registration Statement (File No. 333-124427) filed by the Registrant on April 28, 2005; and

•	Form S-8 Registration Statement (File No. 333-104807) filed by the Registrant on April 29, 2003.

In addition, this Registration Statement covers an indeterminate number of shares that may become available for re-issuance, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares offered as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I have been or will be sent or given to those persons who participate in the plans listed above. Such documents are not required to be filed with the Commission as a part of this Registration Statement or as an exhibit.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant, a Delaware corporation, are incorporated in this Registration Statement by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the Commission on May 9, 2011;

(c)	Current Reports on Form 8-K filed with the Commission on January 25, 2011 (except with respect to information furnished pursuant to Item 2.02), March 1, 2011 and May 27, 2011; and

(d)	The description of Registrant’s Common Stock contained in the Registration Statement on Form 8-A, as amended, dated April 27, 1999 (File No. 000-25887).

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual’s conduct was in the corporation’s best interests; (b) that the individual’s conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

Article Ninth of the Amended and Restated Certificate of Incorporation, as amended, of PrivateBancorp, Inc. (the “Registrant”) provides as follows:

NINTH: The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.

The words “liabilities” and “expenses” shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

Article XI of the Amended and Restated By-laws of the Registrant provides as follows:

Section 11.1 Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 11.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

Section 11.3 Rights After Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.1 or 11.2, above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

Section 11.4 Other Determination of Rights. Unless ordered by a court, any indemnification made under Section 11.1 or 11.2, above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2, above. The determination shall be made (a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

Section 11.5 Advances of Expenses. Expenses of each person seeking indemnification under Section 11.1 or 11.2, above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

Section 11.6 Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

The Registrant has entered into indemnification agreements with certain directors and executive officers to indemnify them against certain liabilities. Consistent with the provisions of the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, under the terms of the agreements, the Registrant will indemnify its directors and executive officers to the fullest extent permitted under applicable law against all expenses, liabilities and losses incurred in connection with any legal proceeding brought against any of them by reason of their status as directors, officers, employees, agents or fiduciaries of the Registrant. The expenses, liabilities and losses which the Registrant is obligated to pay may include judgments, fines and amounts paid in settlement of such legal proceedings by its directors and executive officers so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Registrant.

The Registrant maintains directors and officers liability insurance to cover various expenses, liabilities and losses, if any, resulting from actions taken by directors and officers in such capacities, and current and former directors and officers are named insureds under such policies.

Under the Amended and Restated Trust Agreement of PrivateBancorp Capital Trust IV, the Registrant will agree to indemnify each of the trustees of the trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such trust agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under any applicable trust agreement or amended and restated trust agreement, forms of which are filed as exhibits to this registration statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., dated June 24, 1999, as amended, is incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 000-25887) filed on May 14, 2003.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, amending and restating the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of PrivateBancorp, Inc., is incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 15, 2010, is incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q (File No. 001-34066) filed on August 9, 2010.

4.6	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009 is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on February 3, 2009.

4.7	Amended and Restated By-laws of PrivateBancorp, Inc., dated February 25, 2010, are incorporated herein by reference to Exhibit 3.5 to the Annual Report on Form 10-K (File No. 001-34066) filed on March 1, 2010.

4.8	Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits. PrivateBancorp, Inc. hereby agrees to furnish a copy of any of these agreements to the Securities and Exchange Commission upon request.

4.9	Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 is incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-34066) filed on November 27, 2007.

4.10	Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P., is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.11	Warrant dated January 30, 2009, as amended, issued by PrivateBancorp, Inc. to the United States Department of the Treasury to purchase shares of common stock of PrivateBancorp, Inc. is herein incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-34066) filed on February 3, 2009.

4.12	PrivateBancorp, Inc. Deferred Compensation Plan (as amended and restated as of January 1, 2009).

5.1	Opinion of the General Counsel of PrivateBancorp, Inc.

15.1	Acknowledgement of Ernst & Young LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of the General Counsel of PrivateBancorp, Inc. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of the Registration Statement).

99.1	PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, as amended, is incorporated herein by reference to Appendix A to the Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-25887) filed on April 14, 2000.

99.2	PrivateBancorp, Inc. Incentive Compensation Plan, as amended, is incorporated herein by reference to Appendix A to the Proxy Statement for the 2005 Annual Meeting of Stockholders (File No. 000-25887) filed on March 11, 2005.

99.3	PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan is incorporated herein by reference to Exhibit 99.1 to the Form S-8 Registration Statement (File No. 333-147451) filed on November 16, 2007.

99.4	PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan is incorporated herein by reference to Exhibit 99.1 to the Form S-8 Registration Statement (File No. 333-151178) filed on May 23, 2008.

99.5	PrivateBancorp, Inc. 2011 Incentive Compensation Plan is incorporated herein by reference to Appendix A to the Proxy Statement for the 2011 Annual Meeting of Stockholders (File No. 001-34066) filed on April 14, 2011.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 10th day of June 2011.

PRIVATEBANCORP, INC.

By:	/s/ Larry D. Richman
Larry D. Richman President and Chief Executive Officer

We, the undersigned officers and directors of PrivateBancorp, Inc., and each of us, do hereby constitute and appoint each and any of Larry D. Richman or Jennifer R. Evans, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Larry D. Richman Larry D. Richman	President and Chief Executive Officer	June 10, 2011

/s/ Kevin M. Killips Kevin M. Killips	Chief Financial Officer	June 10, 2011

/s/ Norman R. Bobins Norman R. Bobins	Director	June 10, 2011

/s/ Robert F. Coleman Robert F. Coleman	Director	June 10, 2011

/s/ James M. Guyette James M. Guyette	Director	June 10, 2011

/s/ Ralph B. Mandell Ralph B. Mandell	Director	June 10, 2011

Name	Title	Date

/s/ Cheryl Mayberry McKissack Cheryl Mayberry McKissack	Director	June 10, 2011

/s/ James B. Nicholson James B. Nicholson	Director	June 10, 2011

/s/ Edward W. Rabin, Jr. Edward W. Rabin, Jr.	Director	June 10, 2011

/s/ Collin E. Roche Collin E. Roche	Director	June 10, 2011

/s/ William R. Rybak William R. Rybak	Director	June 10, 2011

/s/ Alejandro Silva Alejandro Silva	Director	June 10, 2011

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., dated June 24, 1999, as amended, is incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 000-25887) filed on May 14, 2003.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 17, 2009, amending and restating the Certificate of Designations of the Series A Junior Non-Voting Preferred Stock of PrivateBancorp, Inc., is incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended, dated June 15, 2010, is incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q (File No. 001-34066) filed on August 9, 2010.

4.6	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009 is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-34066) filed on February 3, 2009.

4.7	Amended and Restated By-laws of PrivateBancorp, Inc., dated February 25, 2010, are incorporated herein by reference to Exhibit 3.5 to the Annual Report on Form 10-K (File No. 001-34066) filed on March 1, 2010.

4.8	Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits. PrivateBancorp, Inc. hereby agrees to furnish a copy of any of these agreements to the Securities and Exchange Commission upon request.

4.9	Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 is incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-34066) filed on November 27, 2007.

4.10	Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 by and among PrivateBancorp, Inc., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., and GTCR Co-Invest III, L.P., is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-34066) filed on June 19, 2009.

4.11	Warrant dated January 30, 2009, as amended, issued by PrivateBancorp, Inc. to the United States Department of the Treasury to purchase shares of common stock of PrivateBancorp, Inc. is herein incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-34066) filed on February 3, 2009.

4.12	PrivateBancorp, Inc. Deferred Compensation Plan (as amended and restated as of January 1, 2009).

5.1	Opinion of the General Counsel of PrivateBancorp, Inc.

15.1	Acknowledgement of Ernst & Young LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of the General Counsel of PrivateBancorp, Inc. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of the Registration Statement).

99.1	PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, as amended, is incorporated herein by reference to Appendix A to the Proxy Statement for the 2000 Annual Meeting of Stockholders (File No. 000-25887) filed on April 14, 2000.

99.2	PrivateBancorp, Inc. Incentive Compensation Plan, as amended, is incorporated herein by reference to Appendix A to the Proxy Statement for the 2005 Annual Meeting of Stockholders (File No. 000-25887) filed on March 11, 2005.

99.3	PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan is incorporated herein by reference to Exhibit 99.1 to the Form S-8 Registration Statement (File No. 333-147451) filed on November 16, 2007.

99.4	PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan is incorporated herein by reference to Exhibit 99.1 to the Form S-8 Registration Statement (File No. 333-151178) filed on May 23, 2008.

99.5	PrivateBancorp, Inc. 2011 Incentive Compensation Plan is incorporated herein by reference to Appendix A to the Proxy Statement for the 2011 Annual Meeting of Stockholders (File No. 001-34066) filed on April 14, 2011.